UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Callaway Golf Company

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CALLAWAY GOLF COMPANY ANNOUNCES CHANGE TO A VIRTUAL-

ONLY FORMAT FOR THE 2020 ANNUAL MEETING OF

SHAREHOLDERS

CARLSBAD, Calif., May 1, 2020 /PRNewswire/ — Callaway Golf Company (the “Company”) (NYSE:ELY) announced today that its upcoming 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will now be held in a virtual-only meeting format. The Annual Meeting will be held at the originally scheduled date and time on May 12, 2020 at 8:00 a.m. (Pacific Time).

Due to the public health impact of the COVID-19 pandemic, orders of relevant state and local governments, and to support the health and well-being of our shareholders, employees and their families, the Company will hold its Annual Meeting in a virtual-only meeting format. The timing and process for voting by proxy remains unchanged.

To access the virtual Annual Meeting, shareholders of record as of March 16, 2020, which is the record date for the Annual Meeting, may visit www.meetingcenter.io/223733074.

If you were a shareholder of record as of the record date and have your control number, you can attend and participate in the virtual Annual Meeting by accessing the link above and selecting “I have a Control Number.” Enter your control number shown on the notice of internet availability or proxy card previously received and the password, which is ELY2020. For registered shareholders, the control number can be found on your notice of internet availability or proxy card you previously received. If you cannot locate your notice of internet availability or proxy card but would still like to attend the virtual Annual Meeting, you can contact Computershare at the contact information set forth in our 2019 Annual Report previously made available to you and also available on our website, or you can join as a guest by selecting “I am a guest.” Guest attendees will not be allowed to vote or submit questions at the virtual Annual Meeting.

If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you must register in advance to participate in and vote your shares at the Annual Meeting. To register online in advance, you must obtain a “legal proxy” from your bank, broker, trustee or other nominee. Once you have received a legal proxy from your bank, broker, trustee or other nominee, please email a scan or image of it to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Time, on May 7, 2020.

Upon receipt of your valid legal proxy, Computershare will provide you with a control number by email. Once provided, you can attend and participate in the virtual Annual Meeting by accessing the link above and selecting “I have a Control Number.” Enter the control number provided by Computershare and the password, which is ELY2020. If you do not have a legal proxy but would still like to attend the virtual Annual Meeting, you can join as a guest by selecting “I am a guest.” Guest attendees will not be allowed to vote or submit questions at the virtual Annual Meeting.

Further information regarding the change to a virtual-only Annual Meeting can be found in the proxy supplement filed by the Company with the Securities and Exchange Commission on May 1, 2020.

About Callaway Golf Company

Callaway Golf Company (NYSE: ELY) is a premium golf equipment and active lifestyle company with a portfolio of global brands, including Callaway Golf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories. For more information please visit www.callawaygolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

Contacts:	Brian Lynch Patrick Burke (760) 931-1771